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                                 AMENDMENT NUMBER ONE

                                        TO THE

                                 CUSTODIAL AGREEMENT

                                       BETWEEN

                           MIMLIC SERIES FUND, INCORPORATED

                                         AND

                           FIRST TRUST NATIONAL ASSOCIATION


This Amendment made in duplicate this 1st day of May, 1998, by and between MIMLIC Series Fund, Inc., a Minnesota corporation (hereinafter called the "Fund") and U.S. Bank Trust National Association, a National Banking Association, having its principal place of business at St. Paul, Minnesota, (hereinafter called the "Custodian").

                                     WITNESSETH,


WHEREAS, The Fund and the Custodian have an existing Custodial Agreement effective as of the 21st day of April, 1994, and

WHEREAS, The Custodial Agreement, in Article 13 thereof, allows the Amendment of its provisions by mutual agreement between the Fund and the Custodian, and

WHEREAS, The MIMLIC Series Fund, Inc. has changed its name to the 'Advantus Series Fund, Inc.'; and

WHEREAS, The First Trust National Association has changed its name to the 'U.S. Bank National Association'; and

WHEREAS, The Fund desires to add another Series Fund Portfolio to this Custodial Contract;

NOW THEREFORE, In consideration of the mutual covenants and agreements hereinafter contained, the Fund and the Custodian hereby agree to Amendment Number One of the Custodial Agreement as described below, such Amendments to be effective on the 1st day of May, 1998.


                                          I.

The Caption of this Contract shall be amended to read:

                                 "CUSTODIAL CONTRACT
                                       BETWEEN
                              ADVANTUS SERIES FUND, INC.
                                         AND
                           U.S. BANK NATIONAL ASSOCIATION"


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                                         II.

All references to the MIMLIC Series Fund, Inc. shall hereafter be referred to as 'Advantus Series Fund, Inc.'

All references to First Trust National Association shall hereafter be referred to as 'U.S. Bank National Association.'

                                         III.

The third paragraph of Article 1. Definitions - shall be deleted and the following substituted therefore:

The word 'Portfolio' shall mean one of the investment portfolios of the Fund which is subject to the terms of this Agreement where its securities and cash are held and administered by the Custodian. For purposes of this Agreement the following investment portfolios of the Fund are Portfolios subject to the
Agreement:

    Growth Portfolio
    Index 500 Portfolio
    Asset Allocation Portfolio
    Capital Appreciation Portfolio
    Small Company Portfolio
    Value Stock Portfolio
    Real Estate Securities Portfolio

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized officers as of the day and year first above written.


ADVANTUS SERIES FUND, INC.

By __________________________________

Attest:

By __________________________________


U.S. BANK TRUST NATIONAL ASSOCIATION

By __________________________________

Attest:

By __________________________________